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                                                                   EXHIBIT 10.19


                           CHANGE IN CONTROL AGREEMENT

         THIS CHANGE IN CONTROL AGREEMENT (this "Agreement") is made as of this 30th day of December, 1999, between KLLM, Inc. ("KLLM"), and [NAME OF PERSON] ("Employee").


                                    RECITALS

         Employee is employed by KLLM. The Board of Directors of KLLM (the "Board"), has determined that it is in the best interests of KLLM and its sole shareholder, KLLM Transport Services, Inc. (the "Company") to assure that KLLM will have the continued dedication of Employee, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of Employee by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control and to encourage Employee's full attention and dedication to KLLM currently and in the event of any threatened or pending Change in Control. Therefore, in order to accomplish these objectives, the Board has caused KLLM to enter into this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises set forth below, in order to induce Employee to remain in the employ of KLLM, and to provide continued services to KLLM now and in the event a Change of Control occurs within the 12 month term hereof, this Agreement sets forth a Bonus, which KLLM offers to pay to Employee in the event of a termination of employment pursuant to those circumstances described in Section 3 below at the time and in the manner prescribed herein.


                                    AGREEMENT


         1. EFFECTIVE DATE. This Agreement shall be effective as of the date first noted above (the "Effective Date").

         2. PERFORMANCE OF SERVICE. Employee agrees to devote his or her full business time, attention, skill and best efforts while at work exclusively to the faithful performance of his or her duties assigned from time to time by KLLM. The term of this Agreement shall commence immediately upon the date hereof and continue for a period of twelve (12) months thereafter.

         3. BONUS PAYMENT. If Employee's employment with KLLM shall have terminated within twelve (12) months after a Change in Control due to (i) Employee's termination by KLLM without Cause (as defined below), or (ii) Employee's resignation for Good Reason (as defined below), then KLLM will pay to Employee a bonus (the "Bonus") equal to but not less than [PERCENTAGE OF GROSS ANNUAL SALARY] of his gross annual salary, as of the Effective Date of this Agreement, in cash, less applicable withholding of taxes. The Bonus shall be due and payable on the date Employee's employment is terminated pursuant to clauses
(i) or (ii) above.









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         4. DEFINED TERMS.

         (i) CHANGE IN CONTROL. For the purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following events:

                  (a) Individuals who, at the Effective Date, constitute the Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Company's Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no Individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the 1934 Act ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of any "person" (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

                  (b) any person is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 15% or more of either (i) the then outstanding shares of common stock or (ii) the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions: (A) any acquisition by a person who is on the Effective Date the beneficial owner of 25% or more of the outstanding Company Voting Securities, (B) an acquisition by the Company which reduces the number of Company Voting Securities outstanding and thereby results in any person acquiring beneficial ownership of more than 25% of the outstanding Company Voting Securities; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person by 5%, a Change in Control of the Company shall then occur, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Parent or Subsidiary, (D) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, (E) an acquisition pursuant to a Non-Qualifying Transaction (as defined in paragraph (c) below), or (F) a transaction (other than the one described in paragraph (c) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control of the Company under this paragraph (b);

                  (c) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Reorganization"), or the sale or other disposition of all or substantially all of the Company's assets to an entity that is not an affiliate of the Company (a "Sale"), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than (x) the Company, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of 25% or




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         more of the outstanding Company Voting Securities) is the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and
         (C) above shall be deemed to be a "Non-Qualifying Transaction").

         (ii) TERMINATION FOR CAUSE. For the purposes of this Agreement, "Cause" includes but shall not be limited to: (a) conduct amounting to fraud or dishonesty against the Company or any affiliate of the Company, including the knowing failure to disclose or stop such dishonest conduct of others; (b) inattention to or substandard performance by Employee of his/her duties; (c) repeated absences from work without a reasonable excuse; (d) intoxication with alcohol or drugs while on Company business during regular business hours; (e) any conduct by Employee involving moral turpitude; (f) commission of a felony;
(g) a breach or violation by Employee of any material terms of this Agreement or any other agreement to which Employee and the Company or any affiliate of the Company are a party; or (h) any act or omission by Employee that is likely to injure the reputation or Business of the Company or any affiliate of the Company.

         (iii) RESIGNATION FOR GOOD REASON. For the purposes of this Agreement, "Good Reason" shall mean:

                  (a) without the written consent of Employee, any action by KLLM that results in a material diminution in Employee's position, authority, duties or responsibilities, excluding for this purpose any action not taken in bad faith and which is remedied by KLLM promptly after receipt of notice thereof given by Employee;

                  (b) a material reduction by KLLM in Employee's Base Salary as in effect on the Effective Date or as the same may be increased from time to time; or

                  (c) without the written consent of Employee, KLLM's requiring Employee, to be based at any office or location more than [60] miles from the Jackson, Mississippi metropolitan area.

         5. INDIVIDUAL. For the purposes of this Agreement, any reference to an individual includes a natural person, entity or group, and use of any masculine pronoun in this Agreement is used for convenience only.

         6. NOTICE. Any notice required or permitted to be given by this Agreement shall be effective only if in writing, delivered personally against receipt therefor or mailed by certified or registered mail, return receipt requested, to the parties at the addresses hereinafter set forth, or at such other places that either party may designate by notice to the other.

                  Notice to the Company shall be addressed to:
                  KLLM, Inc.
                  P. O. Box 6098
                  Jackson, MS  39288
                  Facsimile No. (601) 936-5441
                  Attention:  Chairman

         Notice to Employee shall be addressed to him or her at the business address of the Company where Employee is employed.

         All such notices shall be deemed effectively given five (5) days after the same has been deposited in a post box



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under the exclusive control of the United States Postal Service.

         7. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         8. ARBITRATION. Any dispute or controversy between the parties relating to this Agreement shall be settled by binding arbitration in the City of Jackson, State of Mississippi pursuant to the governing rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction.

         9. COSTS OF ENFORCEMENT. Each party shall pay its own legal fees and expenses incurred in connection with any arbitration (or other proceeding whether or not instituted by KLLM or Employee), relating to the interpretation or enforcement of any provision of this Agreement (including any action seeking to obtain or enforce any right or benefit provided by this Agreement).

         10. NO RESTRICTION ON EMPLOYMENT RIGHTS. This contract is in relation to certain benefits and compensation only and is not to be construed as an employment contract for a definite term. Nothing in this Agreement shall confer on Employee any right to continue in the employ of KLLM or shall interfere with or restrict the rights of KLLM, which are expressly reserved, to discharge Employee at any time for any reason whatsoever, with or without Cause. Nothing in this Agreement shall restrict the right of Employee to terminate his or her employment with the Company at any time for any reason whatsoever.

         11. OTHER BENEFITS PAYABLE. The Bonus shall be payable in addition to, and not in lieu of, all other accrued or vested earned but deferred compensation, rights, options or other benefits which may be owed to Employee following his discharge or resignation (whether or not contingent on any Change of Control preceding termination), including but not limited to accrued vacation or sick pay, amounts or benefits payable, if any, under any bonus or other compensation plan, stock option plan, stock purchase plan, life insurance plan, health plan, disability plan or similar plan.

         12. ASSIGNABILITY. This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by KLLM (except to any subsidiary or affiliate) or by Employee.

         13. SUCCESSOR. KLLM shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of KLLM or the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform. As used in this Agreement, Company shall mean the company as hereinabove defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

         14. AMENDMENT; WAIVER. This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of either party at any time to require the performance by the other party of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

         15. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect, nor shall the invalidity or unenforceability of a portion of any provision of this Agreement affect the validity or enforceability of the balance of such provision. If any provision of this Agreement, or portion thereof is so broad, in scope or duration, as to





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be unenforceable, such provision or portion thereof shall be interpreted to be only so broad as is enforceable.

         16. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the Company and Employee with respect to the subject matter hereof.

         17. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the substantive internal law and not the conflicts provision of the State of Mississippi.

         IN WITNESS WHEREOF, the parties have executed these presents as of the day and year first above written.

                                      KLLM, INC.


                                      By:
                                          ----------------------------------
                                      Title:
                                            --------------------------------


                                      EMPLOYEE


                                      --------------------------------------





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                           SCHEDULE TO EXHIBIT 10.19


The named executive officers listed below have each entered into the above form Change in Control Agreement with KLLM, Inc., except that the name of each such named executive officer appears as set forth below in the place of the phrase "[NAME OF PERSON]" on page 1 of the form Change of Control Agreement and the percentage of such named executive officer's gross annual salary agreed to in such agreement appears as set forth in the place of the phrase "[PERCENTAGE OF GROSS ANNUAL SALARY]" on page 1 of the form Change of Control Agreement.

                             Percentage
                              of Gross
Name                        Annual Salary
--------------              -------------
Jack Liles                       200
Steven L. Dutro                  200
Nancy M. Sawyer                  200